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                                                                   EXHIBIT 11.3

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                    FOR THE YEAR
                                                                       ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Computation of pro forma basic earnings per share:
  Net income.......................................................    $1,408
  Reduction in interest expense upon repayment of debt, net of
   federal and state income taxes(1)...............................       122
                                                                       ------
  Adjusted net income (numerator)..................................    $1,530
                                                                       ======
  Weighted average shares outstanding..............................     4,809
  Add shares assumed sold to repay debt(2).........................       214
                                                                       ------
    Adjusted weighted average shares outstanding (denominator).....     5,023
                                                                       ======
Earnings per share.................................................    $ 0.30
                                                                       ======
Computation of pro forma diluted earnings per share:
  Net income.......................................................    $1,408
  Reduction in interest expense upon repayment of debt, net of
   federal and state income taxes(1)...............................       122
                                                                       ------
  Adjusted net income (numerator)..................................    $1,530
                                                                       ======
  Weighted average shares outstanding..............................     4,809
  Common shares issuable under outstanding stock options...........       449
  Add shares assumed sold to repay debt(2).........................       214
  Less shares assumed repurchased with proceeds from exercise of
   stock options...................................................      (204)
                                                                       ------
    Adjusted weighted average shares outstanding (denominator).....     5,268
                                                                       ======
Earnings per share.................................................    $ 0.29
                                                                       ======
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(1) Based upon actual interest costs incurred in 1997, tax effected using a
    38% tax rate.
(2) The shares assumed to be sold to repay the debt were calculated based on the average debt outstanding during 1997 divided by an initial public offering price of $12.00 per share, less underwriting discounts and commissions and estimated offering expenses.